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                                                               Exhibit 16.1

                          TIEDEMANN & ASSOCIATES, P.C.
                          ----------------------------
                          Certified Public Accountants

                                                         March 11, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

Ladies and Gentlemen:

     We were previously principal accountants for Oasis Semiconductor, Inc. ("Oasis") and, under the date of May 9, 2002, we reported on the financial statements of Oasis for the year ended December 31, 2001. In 2003 our appointment as principal accountants was terminated. We have read Oasis's statements made in response to Item 304(a) of Regulation S-K regarding the termination of our appointment, and we agree with such statements.

                                             Very truly yours,

                                             /s/ Henry Tiedemann CPA
                                             Tiedemann & Associates, P.C.




 65 Walnut Street-Wellesley Hills, MA-Telephone 781-235-1099-Fax 781-235-7449